EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Financial Results for First Quarter of 2009

WEST CHESTER, OH, April 21, 2009 – AK Steel (NYSE: AKS) today reported a net loss of $73.4 million, or $0.67 per diluted share of common stock, for the first quarter of 2009, compared to net income of $101.1 million, or $0.90 per diluted share, for the first quarter of 2008.
Net sales for the first quarter of 2009 were $922.2 million on shipments of 778,800 tons, compared to net sales of $1,791.4 million on shipments of 1,578,400 tons for the year-ago first quarter.  The company said its average selling price for the first quarter of 2009 was $1,184 per ton, a 4% increase over the $1,135 per ton in the first quarter of 2008, but a 13% decrease from the $1,359 per ton reported in the fourth quarter of 2008.  The year-over-year increase in average selling price resulted from a higher percentage of stainless and electrical steel shipments, partially offset by lower spot market prices.  The decrease in the average selling price from the fourth quarter of 2008 to the first quarter of 2009 resulted primarily from lower spot market prices and lower surcharges.
The company experienced an operating loss for the first quarter of 2009 of $99.9 million, or $128 per ton, compared to an operating profit of $169.7 million, or $108 per ton, in the first quarter of 2008.  The company ended the first quarter of 2009 with a strong cash and credit position, consisting of $462.0 million of cash and $676.6 million of availability under its credit facility, for total liquidity of more than $1.1 billion.
“Despite the worst market conditions in decades, AK Steel employees responded with outstanding cost and quality performances in the first quarter,” said James L. Wainscott, chairman, president and CEO.  “The hard work our company has performed over the past five years allowed us to endure a quarter of record low steel shipments, and positions us well to make the most of improving markets the balance of the year.”
Second-Quarter 2009 Outlook
AK Steel said it expects shipments in the second quarter of 2009 to be approximately 800,000 tons, slightly higher than for the first quarter.  The company anticipates that its second-quarter 2009 average per-ton selling price will be approximately 4% below the first quarter of 2009 level.  The company also expects planned maintenance costs to be approximately $15 million higher in the second quarter compared to the first quarter, primarily the result of a planned blast furnace maintenance outage at its Middletown Works, which is underway.  AK Steel expects to benefit from lower operating and raw material costs in the second quarter compared to the first quarter, and to incur an operating loss of approximately $50 million, a 50% improvement from the first quarter.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company’s Annual Report on Form 10K for the year ended December 31, 2008.  Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets.  The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.  AK Tube LLC, a wholly owned subsidiary of AK Steel, employs about 260 men and women in plants in Walbridge, Ohio and Columbus, Indiana.  AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.  Additional information about AK Tube LLC is available on its web site at www.aktube.com.
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AK Steel Holding Corporation
Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended
	March 31,
	2009	2008
Shipments (000 tons)	778.8	1,578.4
Selling price per ton	$1,184	$1,135

Net sales	$922.2	$1,791.4

Cost of products sold	923.0	1,513.2
Selling and administrative expenses	47.8	56.5
Depreciation	51.3	52.0
Total operating costs	1,022.1	1,621.7

Operating profit (loss)	(99.9)	169.7

Interest expense	10.2	11.7
Other income	2.3	5.4

Income (loss) before income taxes	(107.8)	163.4

Income tax provision (benefit)	(34.2)	62.4

Net income (loss)	(73.6)	101.0

Less: Net loss attributable to noncontrolling interests	0.2	0.1

Net income (loss) attributable to AK Steel Holding Corporation	$(73.4)	$101.1

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.67)	$0.90

Weighted average shares outstanding:
Basic	109.8	111.4
Diluted	109.8	112.4

Dividends declared and paid per share:	$0.05	$0.05

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except per share amounts)

	March 31,	December 31,
	2009	2008

Assets
Current Assets
Cash and cash equivalents	$462.0	$562.7
Accounts receivable, net	369.7	469.9
Inventories, net	526.4	566.8
Other current assets	534.3	403.4
Total Current Assets	1,892.4	2,002.8

Property, plant and equipment	5,324.1	5,282.1
Accumulated depreciation	(3,267.6)	(3,220.8)
Property, plant and equipment, net	2,056.5	2,061.3
Other	504.7	617.9

Total Assets	$4,453.6	$4,682.0

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$361.0	$348.1
Other accruals	235.4	233.0
Current portion of long term debt	0.7	0.7
Pension & other postretirement benefit obligations	149.7	152.4
Total Current Liabilities	746.8	734.2

Long-term debt	609.4	632.6
Pension & other postretirement benefit obligations	2,028.4	2,144.2
Other liabilities	215.4	200.3

Total Liabilities	3,600.0	3,711.3

Stockholders' Equity
Common stock, authorized 200,000,000 shares of $0.01 par value each; issued 2009, 121,761,731 shares, 2008, 121,105,429 shares; outstanding 2009, 109,277,239 shares, 2008, 110,394,774 shares	1.2	1.2
Additional paid-in capital	1,901.5	1,898.9
Treasury stock, shares at cost, 2009, 12,484,492 shares; 2008, 10,710,655 shares	(162.2)	(150.8)
Accumulated deficit	(1,019.8)	(940.9)
Accumulated other comprehensive income	130.4	159.6
Total AK Steel Holding Corporation Stockholders' Equity	851.1	968.0

Noncontrolling interest	2.5	2.7

Total Stockholders' Equity	853.6	970.7

Total Liabilities and Stockholders' Equity	$4,453.6	$4,682.0

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AK Steel Holding Corporation
Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2009	2008

Cash Flow From Operating Activities:
Net income (loss)	$(73.4)	$101.1
Depreciation	51.3	52.0
Amortization	3.3	2.9
Deferred taxes	(13.8)	48.0
Contributions to the pension trust	(50.0)	(75.0)
Contribution to Middletown retirees VEBA	(65.0)	(468.0)
Pension and other postretirement benefit payments greater than expense	(19.0)	(28.1)
Excess tax benefits from stock-based compensation	-	(7.3)
Working capital-Middletown Coke	1.0	-
Working capital	124.8	(36.6)
Other	11.8	10.8
Net Cash Flow From Operating Activities	(29.0)	(400.2)

Cash Flow From Investing Activities:
Capital investments	(32.9)	(36.6)
Capital investments-Middletown Coke	(12.2)	-
Other	0.4	0.1
Net Cash Flow From Investing Activities	(44.7)	(36.5)

Cash Flow From Financing Activities:
Redemption of long-term debt	(19.9)	(0.1)
Proceeds from exercise of stock options	-	2.3
Purchase of treasury stock	(11.4)	(9.1)
Excess tax benefits from stock-based compensation	-	7.3
Common stock dividends	(5.5)	(5.6)
Advances from minority interest owner to Middletown Coke	11.2	-
Other	(1.4)	0.6
Net Cash Flow From Financing Activities	(27.0)	(4.6)

Net Decrease in Cash	(100.7)	(441.3)

Cash and Cash Equivalents, Beginning	562.7	713.6

Cash and Cash Equivalents, Ending	$462.0	$272.3

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended
	March 31,
	2009	2008
Tons Shipped by Product (000's)
Stainless/electrical	159.1	237.1
Coated	350.4	706.3
Cold-rolled	144.2	307.0
Tubular	18.2	33.4
Subtotal value-added shipments	671.9	1,283.8

Hot-rolled	75.5	237.7
Secondary	31.4	56.9
Subtotal non value-added shipments	106.9	294.6

Total Shipments	778.8	1,578.4

Shipments by Product (%)
Stainless/electrical	20.5%	15.0%
Coated	45.0%	44.7%
Cold-rolled	18.5%	19.5%
Tubular	2.3%	2.1%
Subtotal value-added shipments	86.3%	81.3%

Hot-rolled	9.7%	15.1%
Secondary	4.0%	3.6%
Subtotal non value-added shipments	13.7%	18.7%

Total Shipments	100.0%	100.0%

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